                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  BUCA, Inc.
        ------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

             Minnesota                                        41-1802364
-------------------------------------                ---------------------------
     (State of incorporation or                             (I.R.S. Employer
            organization)                                  Identification No.)


1300 Nicollet Mall, Suite 3043
     Minneapolis, Minnesota                                      55403
-------------------------------------                ---------------------------
(Address of principal executive                                (Zip Code)
             offices)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


    Securities to be registered pursuant to Section 12(b) of the Act:  None

    Title of each class                        Name of each exchange on
    to be so registered                        which each class is to be
                                               registered

          N/A                                            N/A
 --------------------------                    --------------------------

       Securities to be registered pursuant to Section 12(g) of the Act:


                         Common Stock, $0.01 par value
                         -----------------------------
                               (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.01 per share (the "Common Stock") of BUCA, Inc., a Minnesota corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 and Amendment No. 1 of Form S-1 (Registration No. 333-72593), filed with the Securities and Exchange Commission on February 18, 1999 and March 24, 1999, respectively, (the "1933 Registration Statement"), and is incorporated herein by this reference.

ITEM 2. EXHIBITS.

  Exhibit No.    Description
  -----------    -----------

      1. Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the 1933 Registration Statement).

      2. Amendment to Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the 1933 Registration Statement).

      3. By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.3 to the 1933 Registration Statement).

      4. Amended and Restated Articles of Incorporation of the Registrant, adopted subject to completion of the offering contemplated by the 1933 Registration Statement (incorporated herein by reference to Exhibit 3.4 to the 1933 Registration Statement).

      5. Amended and Restated By-Laws of the Registrant, adopted subject to completion of the offering contemplated by the 1933 Registration Statement (incorporated herein by reference to Exhibit 3.5 to the 1933 Registration Statement).

      6. Specimen of Common Stock certificate (incorporated herein by reference to Exhibit 4.1 to the 1933 Registration Statement).

      7. Credit Agreement dated as of February 5, 1999 between the Registrant, as Borrower, and U.S. Bank National Association, as Lender (incorporated herein by reference to Exhibit 10.7 to the 1933 Registration Statement).

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             BUCA, Inc.



Dated: April 6, 1999                         By /s/ Greg A. Gadel
                                               ------------------------------
                                               Greg A. Gadel
                                               Chief Financial Officer

                                      -3-